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              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH 1, 2000

                     -------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              OLD NATIONAL BANCORP
                          -----------------------------
             (Exact name of registrant as specified in its charter)


             Indiana                  0-10888                  35-1539838
  ------------------------     ---------------------     ---------------------
  (State of incorporation)     (Commission File No.)       (I.R.S. employer
                                                         identification number)



     420 Main Street, Evansville, Indiana                        47708
     ---------------------------------------                   ---------
     (Address of principal executive office)                   (Zip Code)


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        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.
                                      ----


        Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
                         -------------------------------
                                (Title of Class)



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ITEM 1:       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Reference is hereby made to the Form 8-A of Old National Bancorp (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") on March 1, 1990, and such Form 8-A is hereby incorporated by reference herein.

       The Registrant executed an amendment (the "Amendment") dated as of February 29, 2000, to the Rights Agreement, dated as of March 1, 1990, between the Registrant and Old National Bank (as successor to Old National Bank in Evansville), as Rights Agents.

       The Amendment provides that the Final Expiration Date (as defined in the Rights Agreement) means March 1, 2010.

       A copy of the Amendment is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such exhibit.


ITEM 2:     EXHIBITS

     4.1 Rights Agreement, dated as of March 1, 1990, between Old National Bancorp and Old National Bank in Evansville, as Rights Agent included as Exhibit 1 to the Registrant's Form 8-A, dated March 1, 1990 (incorporated by reference thereto).

     4.2 Amendment No. 1 to Rights Agreement, dated as of February 29, 2000, between Old National Bancorp and Old National Bank (as successor to Old National Bank in Evansville), as Rights Agent.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      OLD NATIONAL BANCORP


Dated: March 1, 2000                  By:  /s/Jeffrey L. Knight
                                          ----------------------
                                          Jeffrey L. Knight, Corporate Secretary
                                          and General Counsel


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